===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               COTELLIGENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               COTELLIGENT, INC.
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111

                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 6, 2000


To the Stockholders:

  The Annual Meeting of Stockholders of Cotelligent, Inc. ("Cotelligent" or the "Company") will be held at the Hyatt Regency in San Francisco, California on the 6th day of September at 9:00 a.m., Pacific Daylight Savings Time, for the following purposes:

          1. To elect three Directors, each to serve for the terms specified in the attached proxy statement or until his or her successor is elected and qualified.

          2. To approve increasing the number of shares of Common Stock available for purchase by employees under the Cotelligent, Inc. Employee Stock Purchase Plan from 300,000 to 950,000 shares of Common Stock.

          3. To consider and act on the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record as of the close of business on July 21, 2000 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 101 California Street, Suite 2050, San Francisco, California 94111.


                              By Order of the Board of Directors


                              Lorraine E. Vega
                              Secretary

San Francisco, California
July 28, 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                               COTELLIGENT, INC.
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111

                            ----------------------

                                PROXY STATEMENT

                            ----------------------


                                  INTRODUCTION

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of Cotelligent, Inc., a Delaware corporation (the "Company" or "Cotelligent"), for use only at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency in San Francisco, California on the 6th day of September, 2000 at 9:00 a.m., Pacific Daylight Savings Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is August 5, 2000.

  Each Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice to that effect to the Company, attention of the Secretary, before the Annual Meeting, or to the Secretary or the Inspectors of Election at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon before such revocation.

  Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such Proxies will be voted:

        . FOR the election as Directors of the nominees named herein, and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose;

        . FOR the increase in the number of shares of Common Stock available for purchase by employees under the Cotelligent, Inc. Employee Stock Purchase Plan from 300,000 to 950,000 shares; and

        . FOR the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

  In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. Management of the Company is not aware of any other matters to be presented for action at the meeting.


                       RECORD DATE AND VOTING SECURITIES

  The Board of Directors has fixed the close of business on July 21, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The outstanding stock of the Company on July 21, 2000 consisted of 15,199,082 shares of Common Stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote. Shares of Common Stock held by the Company are not voted.

  The presence, in person or by Proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

  Assuming a quorum, the nominees receiving a plurality of the votes of the shares of the Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors. The proposal to approve the increase in the number of shares of Common Stock available for purchase by employees under the Cotelligent, Inc. Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote on such proposal. The proposal to approve the appointment of Arthur Andersen LLP as the Company's independent certified public accounts requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote on such proposal.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes, the Company intends to apply the principles set forth below.

  With regard to the election of directors, only shares that are voted in favor of a particular director nominee will be counted towards the achievement of a plurality. Votes that are withheld and broker non-votes, if any, will have no effect on the outcome of the election of directors.

  With regard to the proposal to approve the increase in the number of shares of Common Stock available for purchase by employees under the Cotelligent, Inc. Employee Stock Purchase Plan, abstentions will be counted as present in person or by Proxy and entitled to vote on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as present in person or by Proxy and entitled to vote on this proposal and will not be given effect in determining whether approval by the requisite majority of the shares has been obtained with respect to this proposal.

  With regard to the proposal to appoint Arthur Andersen LLP as the Company's independent certified public accountants, abstentions will be counted as present in person or by Proxy and entitled to vote on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as present in person or by Proxy and entitled to vote on this proposal and will not be given effect in determining whether approval by the requisite majority of the shares has been obtained with respect to this proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of July 21, 2000 information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive officer and each officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                                                  SHARES BENEFICIALLY OWNED
                                                                         ----------------------------------------
NAME                                                                            NUMBER                 PERCENT
----                                                                     -----------------      -----------------
Wellington Management Company, LLP (1)...............................        1,359,400                   8.93%
James R. Lavelle (2).................................................        1,171,975                   7.71%
Daniel E. Jackson (3)................................................          999,473                   6.58%
Jeffrey J. Bernardis (4).............................................          128,520                   0.85%
B. Tom Green (5).....................................................           80,847                   0.53%
Harvey L. Poppel (6).................................................           77,928                   0.51%
Anthony M. Frank (5).................................................           77,156                   0.51%
Edward E. Faber (5)..................................................           68,021                   0.45%
Curtis J. Parker (7).................................................           47,069                   0.30%
Lorraine E. Vega (8).................................................           18,750                   0.12%
Ralph H. Baxter (9)..................................................            5,000                   0.03%
Michael L. Evans (10)................................................          264,281(10)
Herbert D. Montgomery (11)...........................................                0                   0.00%
All executive officers and directors as a group (10 persons) (12)....        2,674,739                  17.60%

---------------
(1) The address of the stockholder is 75 State Street, Boston, Massachusetts, 02109. Data obtained from the stockholder's Schedule 13G/A, filed with the Securities and Exchange Commission, on February 11, 2000.
(2) Includes 266,667 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(3) Includes 150,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(4) Includes 6,500 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(5) Includes 25,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(6) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(7) Includes 44,375 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(8) Includes 18,750 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(9) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.
(10) Mr. Evans resigned as President and Chief Operating Officer on August 31, 1999. The number of shares reported as being beneficially owned by him is as of the last day of his employment, August 31, 1999. His shareholdings are not counted toward the number of shares held by all executive officers and directors as a group.
(11) Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999.
(12) Includes 581,292 shares issuable upon exercise of options exercisable within 60 days from June 30, 2000.

                             ELECTION OF DIRECTORS

  The number of directors on the Board of Directors is currently fixed at nine. Pursuant to the Company's Certificate of Incorporation and By-laws, the Board of Directors is divided into three classes serving staggered three-year terms. One class of directors is elected at each annual meeting of stockholders to serve for the following three years. Currently there are three directors whose terms expire in 2002, two directors whose terms expire in 2001 and three directors whose terms will expire at the Annual Meeting. The members whose terms expire at the Annual Meeting are Anthony M. Frank, James R. Lavelle and Ralph H. Baxter, Jr., who was chosen in March 2000 by the Board to serve for the remainder of the term of a vacant seat on the Board. The Company's Board of Directors has nominated Anthony M. Frank, James R. Lavelle and Ralph H. Baxter, Jr., each to serve for a term expiring at the Annual Meeting in 2003 or until their successors shall have been duly elected and qualified. The Company's Board of Directors is searching for an appropriate person to be appointed as the ninth director who, if located prior to the Annual Meeting in 2001, would serve until that Annual Meeting. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for such nominees at the Annual Meeting. If, for any reason not currently known, any nominee is not available for election, another person or persons who may be nominated will be voted for in the discretion of the proxy holders.

  The following sets forth information concerning each of the nominees for election to the Board of Directors and each director whose term continues, including his or her name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
         FOR A THREE YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 2003:

  Anthony M. Frank is 69 years old and is a director of the Company. He joined the Company in that capacity in March 1993. In September 1994 Mr. Frank became co-founding General Partner and Chairman of Belvedere Capital Partners, the general partner of the California Community Financial Institutions Fund the primary purpose of which is investing in California community banks. From 1992 to 1994, Mr. Frank was an independent financial consultant and venture capitalist. From March 1988 to March 1992, Mr. Frank served as the Postmaster General of the United States. From 1971 until 1988, he served as Chairman and Chief Executive Officer of First Nationwide Bank. Mr. Frank is a graduate of Dartmouth College and was an overseer of the Tuck School of Business. He is also a director of several companies, including The Charles Schwab Corporation, Crescent Real Estate Equities Ltd., General American Investors, Temple Inland Corporation and Bedford Properties Investors.

  James R. Lavelle is 49 years old and is the founder, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lavelle has served as Chief Executive Officer since he founded the Company in 1993. From inception of the Company until August 1995, Mr. Lavelle was also Chairman of the Board of the Company, a position that he reassumed in April 1996. From 1985 to 1993, he was a business consultant specializing in strategic marketing and organization development. From 1983 to 1985, Mr. Lavelle was Senior Manager and Director of Management Consulting Services for the San Francisco office of KMG Main Hurdman, an international accounting firm. Prior to that, he was Manager, Management Consulting Services in the San Francisco office of Price Waterhouse LLP, an international accounting firm. Mr. Lavelle has a bachelors degree from University of California at Santa Barbara and a Master of Business Administration degree from University of Santa Clara.

  Ralph H. Baxter, Jr. is 53 years old and joined the Company as a director in March 2000 after having been appointed by the Board of Directors to fulfill the term of a vacant seat on the Board. Mr. Baxter is Chairman and Chief Executive Officer of the law firm of Orrick, Herrington & Sutcliffe, LLP. Mr. Baxter serves on a number of advisory boards, including the Dean's Committee for International Development of the Kennedy School of Government, Harvard University, and the Executive Committee of the San Francisco Partnership, a business and government alliance dedicated to advancing economic growth and development in the City and County of San Francisco. A 1974 graduate of the University of Virginia School of Law, Mr. Baxter served on the Editorial Board of the Virginia Law Review and now serves on the University's Dean's Council. He received an A.B. degree from Stanford University in 1968 and an M.A. degree from Catholic University in 1970.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE ELECTION OF ANTHONY M. FRANK, JAMES R. LAVELLE AND RALPH H. BAXTER, JR. AS DIRECTORS OF THE COMPANY.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE MEMBERS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2001:

  Jeffrey J. Bernardis is 43 years old and is a director of the Company. He joined the Company in that capacity in August 1995. Since May 2000, Mr. Bernardis has been the Vice President of Wireless

Applications. From September 1999 until May 2000, he served as the Company's Vice President of Strategy and Planning. In February 1999, he became the Vice President of the Company's Technology Solutions practice and served in that capacity until September 1999. From January 1995 until February 1999, Mr. Bernardis served as President of BFR Co., Inc. ("BFR"), which was a wholly-owned subsidiary of the Company until its merger into Cotelligent USA, Inc., another wholly-owned subsidiary of the Company, in March 1999. Prior thereto, Mr. Bernardis had served since 1985 as Vice President of Technical Services for BFR. Mr. Bernardis received a bachelor of science degree in computer science from Pennsylvania State University.

  B. Tom Green is 58 years old and is a director of the Company. He joined the Company in that capacity in March 1993. In 1998, Mr. Green co-founded Employee Service.com, an outsourcer of HR services. Mr. Green is President of Sovus Partners, a firm that creates and operates American-Russian businesses in Russia. From 1982 to 1988, he worked on a voluntary basis with the United States government to improve diplomatic relations with the Soviet Union. Prior to 1982, Mr. Green's positions included General Manager of Transamerica's Southern California Title Insurance division and President of General Mills' first restaurant division. Mr. Green received a bachelor's degree in civil engineering from Stanford University and a Master of Business Administration degree from the Stanford Graduate School of Business.


           MEMBERS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2002:

  Edward E. Faber is 67 years old and is Vice Chairman of the Board of Directors of the Company. Mr. Faber joined the Company as a director in March 1993 and served as Chairman from August 1995 to April 1996. From 1990 through 1992, he was Vice Chairman, President and Chief Executive Officer of Supercuts, Inc., a company specializing in hairstyling. Mr. Faber was founding President and Chief Executive Officer of Computerland Corporation ("Computerland"), a company specializing in the sale of computer equipment and accessories, from 1976 through 1983. He retired from Computerland in 1983 and returned in 1985 as Chairman of the Board and Chief Executive Officer, serving in that capacity until 1987 when he again retired. Mr. Faber is a director of Discover Resorts, Inc., Employer Services.com and Outdoor Broadcasting TV.com. Mr. Faber has a bachelor of science degree from Cornell University and served as an officer in the United States Marine Corps.

  Harvey L. Poppel is 62 years old and is a director of the Company. He joined the Company in that capacity in October 1995. From 1985 to December 1996, Mr. Poppel was Managing Director of Broadview Associates, LLC (now Broadview International, LLC), a firm specializing in mergers and acquisitions in the information technology field. Mr. Poppel retired from Broadview Associates effective December 31, 1996. Prior to joining Broadview Associates, LLC, Mr. Poppel spent 18 years at Booz, Allen & Hamilton, during which time he held a number of positions, including Senior Vice President and Managing Officer of the Information Industry Practice and as a member of its board of directors. He is a director of Larscom, Inc. Mr. Poppel is a Certified Management Consultant and received a bachelors degree and a Master of Science degree from Rensselaer Polytechnic Institute.

  Daniel E. Jackson is 40 years old and is a director of the Company, as well as its President and Chief Operating Officer. Mr. Jackson has served as a director of the Company since September 1999. Mr. Jackson was promoted to the position of Chief Operating Officer and President in July 2000. Mr. Jackson served as Executive Vice President, Chief Financial Officer and Treasurer from June 1999 until July 2000. From May 1998 until June 1999, Mr. Jackson served in the capacities of Executive Vice President, Corporate Development and General Counsel. Mr. Jackson served as Senior Vice President of Corporate Development and General Counsel since September 1995, as Secretary from September 1996 until September 1997 and as Chief Financial Officer from November 1996 until January
1998.   From 1994 to 1995, Mr. Jackson served as Vice President and General
Counsel of an affiliate of Notre Venture Capital, Ltd., a partnership specializing in industry consolidation transactions. Prior thereto, he was Corporate Counsel and Secretary of Sanifill, Inc., an environmental services company, from its founding in 1990 through 1994. From 1986 until 1990, Mr. Jackson was an associate at Morgan, Lewis & Bockius LLP in New York, where he practiced law in the areas of securities and mergers and acquisitions. Mr. Jackson received a bachelor of science degree in business administration from The Ohio State University and a Juris Doctor degree from the University of Pennsylvania.



                    OTHER EXECUTIVE OFFICERS OF THE COMPANY

NAME                               AGE          POSITION
----                               ---          --------
Jeffrey B. Van Horn  .............  40   Executive Vice President, Chief
                                         Financial Officer and Treasurer
Curtis J. Parker..................  45   Vice President and Chief Accounting
                                         Officer
Lorraine E. Vega..................  44   Vice President, General Counsel and
                                         Secretary

  Jeffrey B. Van Horn is 40 years old and joined the Company on July 10, 2000 as the Executive Vice President, Chief Financial Officer and Treasurer of the Company. Prior to joining the Company, from June 1998 until February 1999, Mr. Van Horn was Senior Vice President of Investments and Secretary of AvalonBay Communities, Inc., an equity real estate investment trust (REIT) in the business of developing, redeveloping, acquiring and managing multifamily apartment communities in high barrier-to-entry markets of the United States. Mr. Van Horn assumed this position upon the merger of Bay Apartment Communities, Inc. and Avalon Properties, Inc. Prior to the merger, from June 1996 until June 1998, Mr. Van Horn was the Vice President, Chief Financial Officer, and Treasurer of Bay Apartment Communities, Inc., and its Secretary from September 1997 until June 1998. From 1982 to June 1996, Mr. Van Horn was employed by the San Francisco office of Arthur Andersen LLP, an international accounting firm, and served as a partner from September 1995 to June 1996. Mr. Van Horn is a California licensed CPA and a member of both the California Society of CPA's and the American Institute of Certified Public Accountants. Mr. Van Horn has a bachelor of arts degree in Business Administration with a concentration in Accounting from California State University, Stanislaus.

  Curtis J. Parker is 45 years old and is Vice President and Chief Accounting Officer of the Company. Mr. Parker has served as Vice President and Chief Accounting Officer since November 1996. From January 1996 until March 1996, he served as a consultant to the Company and was appointed Corporate Controller in March 1996. From 1988 through 1995, Mr. Parker was employed by Burns Philp Food Inc., a manufacturer of food products, where he rose to the position of Vice President - Finance for the Industrial Products Division. Mr. Parker has a Bachelor of Commerce degree from the University of British Columbia and is a Certified Public Accountant.

  Lorraine E. Vega is 44 years old and is Vice President, General Counsel and Secretary of the Company. Ms. Vega has served as Vice President and General Counsel since June 1999. Ms. Vega has announced her resignation from the Company, which will be effective at the close of business on July 28, 2000.
Ms. Vega served as Corporate Counsel from May 1997 until June 1999, and was appointed Secretary in September 1997. From April 1989 to April 1997, she was employed by Burns Philp Inc., a food products manufacturer, where she served as General Counsel and Secretary to the North American operations from 1991 through April 1997 and as Director of Taxes from 1989 to 1991. Ms. Vega has a bachelor of science degree in accounting from the University of San Diego and a Juris Doctor degree from St. John's University School of Law.

                       BOARD ORGANIZATION AND COMMITTEES

  During the fiscal year ended March 31, 2000, the Board held nine meetings. Each of the Directors attended at least 75% of the meetings of the Board and the committees on which he or she served during the fiscal year ended March 31, 2000.

  The Board of Directors has established committees to perform certain of its functions, including the Audit Committee, the Compensation Committee and the Executive Committee. The functions of each of these committees, and its members, are set forth below.

AUDIT COMMITTEE

  The Audit Committee reviews the internal controls of the Company, the objectivity of its financial reporting and the environmental standards and controls of the Company and meets with appropriate Company financial personnel and the Company's independent certified public accountants in connection with these reviews. The Audit Committee also recommends to the Board the appointment of independent certified public accountants to serve as auditors for the following year. During the fiscal year ended March 31, 2000 the Audit Committee met five times. The Audit Committee currently consists of B. Tom Green, Edward
E. Faber and Harvey L. Poppel.

COMPENSATION COMMITTEE

  The Compensation Committee advises and makes recommendations to the Board with respect to salaries and bonuses to be paid to officers and other employees of the Company. The Compensation Committee also administers the Company's 1998 Long-Term Incentive Plan. During the fiscal year ended March 31, 2000, the Compensation Committee met six times. The Compensation Committee currently consists of Ralph H. Baxter, Jr., Edward E. Faber and Anthony M. Frank.

EXECUTIVE COMMITTEE

  The Executive Committee serves as the nominating committee of the Board and generally handles other matters that are time critical and cannot be handled in a reasonable manner by the entire Board. The Executive Committee reviews the size and composition of the Board of Directors, apportions the directors into classes and makes recommendations with respect to nominations for election of directors. The Executive Committee will consider recommendations from stockholders for nominees to serve as directors if such proposals are submitted in writing to the Company, 101 California Street, Suite 2050, San Francisco, California 94111, Attention: Executive Committee. During the fiscal year ended March 31, 2000, this committee did not meet. The Executive Committee currently consists of James R. Lavelle, Jeffrey J. Bernardis, Anthony M. Frank, B. Tom Green and Harvey L. Poppel.


                             DIRECTOR COMPENSATION

  Each director who is not an employee of the Company receives an annual retainer fee of $20,000. Directors serving on a committee receive an annual fee of $2,000 per committee membership, while directors serving on a committee as chairperson receive an annual fee of $2,500 per committee chaired.

  Each non-employee director receives an automatic annual option grant under the 1998 Long-Term Incentive Plan to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings held after September 9, 1998. All of such options have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, are or will be exercisable immediately except as limited by the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will expire ten years from the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred for attending meetings of the Board of Directors or committees thereof, or for other expenses incurred in their capacity as directors.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following report of the Compensation Committee of the Board of Directors of Cotelligent shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act, or under the Exchange Act, and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that Cotelligent specifically incorporates this information by reference.

OVERVIEW

  The key components of executive officer compensation are salary, bonus and equity-based awards.

  The members of the Compensation Committee hold primary responsibility for determining executive officer compensation levels, subject to the terms of executive employment agreements. The Compensation Committee is composed entirely of independent outside directors of Cotelligent, none of whom are or have been officers or employees of Cotelligent. The Compensation Committee has adopted a compensation philosophy intended to align compensation with Cotelligent's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation and stockholder value. The goals of the program are to:

        . Compensate executive employees in a manner that aligns the employees' interests with the interests of the stockholders;

        .  Encourage continuation of Cotelligent's entrepreneurial spirit;

        .  Reward executives for successful long-term strategic management;

        .  Recognize outstanding performance; and

        .  Attract and retain highly qualified and motivated executives.

  The Compensation Committee believes that Cotelligent's executive compensation program should consist primarily of base salaries, performance bonuses and equity-based awards. The Compensation Committee has structured these compensation elements to motivate and reward executive management for performance that builds long-term shareholder value. In particular, base salaries and discretionary bonuses have been designed to give Cotelligent's executives the potential to earn in excess of competitive industry compensation if certain subjective and objective operating and performance goals for Cotelligent are achieved. Moreover, the Compensation Committee will continue granting Cotelligent's executives and other key employees stock options and/or other equity-based awards at current market value. Such options have no monetary value to the executives unless and until the market price of Cotelligent's Common Stock increases. In this manner, Cotelligent's executives will be compensated as shareholder value increases. The Compensation Committee anticipates that discretionary bonus payments and option grants made during fiscal 2000 and thereafter will be based on multiple subjective and objective measurements and criteria linked to building long-term shareholder value.

  The cash compensation paid to Cotelligent's executive officers during 2000 was in accordance with arms-length negotiations between Cotelligent and such executive officers. Stock option grants were based on arms-length negotiations with the respective grantees and were approved by the Compensation Committee.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  Mr. James R. Lavelle, the Company's Chairman and Chief Executive Officer, is a party to a three-year employment agreement which was negotiated at arms-length and became effective on January 5, 2000. This employment agreement supercedes prior employment agreements which the Company had entered into with Mr. Lavelle. Mr. Lavelle's employment agreement provides for a minimum base salary of $450,000 (subject to increase by the Compensation Committee) and the right to receive annually discretionary incentive bonuses provided by the Compensation Committee and to receive stock option grants at the discretion of the Compensation Committee. Effective April 1, 1999, Mr. Lavelle's annual base salary was increased by the

Compensation Committee to $450,000. Mr. Lavelle may also participate in Cotelligent's Long-Range Incentive Bonus Plan.

  Mr. Lavelle was eligible for, but did not receive, a bonus in fiscal year 2000 of up to 100% of his base salary based upon the achievement of performance objectives measured by certain quantitative and qualitative criteria. Quantitative criteria consisted of: the stock price performance; the earnings per share for the fiscal year; the operating profits for the fiscal year; the market capitalization of the Company; and the number of stock analysts covering the Company. Qualitative criteria consisted of: the progress of the Company's branding program; Company restructuring; the integration of acquired companies; management of executive personnel; and investor relations.

  This report is submitted by the members of the Compensation Committee.


                                         COMPENSATION COMMITTEE

                                         Edward E. Faber
                                         Anthony M. Frank
                                         Ralph H. Baxter, Jr.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All of the members of the Compensation Committee are non-employee Directors of the Company and are not former officers of the Company or its subsidiaries. No executive officer of the Company serves as a member of the board of directors or on the compensation committee of a corporation for which any of the Company's Directors serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and remaining executive officers of the Company for each of the fiscal years ended March 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                               LONG TERM
                                                                                                              COMPENSATION
                                                              ANNUAL COMPENSATION                                AWARDS
                                           ----------------------------------------------------------        --------------
                                            FISCAL                                                              OPTIONS/
NAME AND PRINCIPAL POSITION                  YEAR        SALARY($)(4)       BONUS($)         OTHER($)            SARs(#)
---------------------------                ---------    --------------    -----------     ------------       --------------
James R. Lavelle......................        2000           450,000               0         18,000(8)                   0
    Chairman and Chief Executive              1999           350,000               0         12,000(8)             200,000
     Officer                                  1998           283,542         200,000          6,000(8)                   0

Daniel E. Jackson.....................        2000           368,750               0         18,000(8)                   0
    President and Chief Operating                                                             5,470(9)
      Officer (1)                             1999           491,430               0         10,500(8)             150,000
                                                                                              8,443(9)
                                              1998           307,518         150,000          6,000(8)                   0
                                                                                             10,846(9)

Lorraine E. Vega......................        2000           160,000               0              0                      0
    Vice President, General Counsel           1999           139,167               0              0                  7,500
     and Secretary                            1998           108,974(6)       26,000              0                 22,500

Curtis J. Parker......................        2000           160,000               0              0                      0
    Vice President and Chief                  1999           125,000           1,554              0                  5,000
     Accounting Officer                       1998           115,000          28,750              0                  2,500

Herbert D. Montgomery.................        2000           293,091(5)            0          4,500(8)                   0
    Former Senior Vice President,             1999           200,000               0          6,000(8)              30,000
     Chief Financial Officer                  1998            52,179(6)       15,000          1,000(8)             100,000
     and Treasurer (2)

Michael L. Evans......................        2000           565,727(7)            0          7,000(8)                   0
    Director, President and                   1999           250,000         150,000         10,500(8)             150,000
     Chief Operating Officer (3)              1998           167,500               0          6,000(8)                   0

(1) Mr. Jackson became President and Chief Operating Officer in July 2000, prior to which he served as Executive Vice President, Chief Financial Officer and Treasurer.
(2) Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999.
(3) Mr. Evans resigned as President and Chief Operating Officer on August 31, 1999.
(4)  Base salary and commissions earned.
(5) Of the total compensation paid to Mr. Montgomery, $206,250 was paid after his resignation according to the terms of his employment agreement (as discussed below in "Employment Agreements"), and $24,341 was paid as accrued vacation time following his resignation. Reflects salary received for a partial year.
(6)  Reflects salary received for a partial year.
(7) Of the total compensation paid to Mr. Evans, $393,000 was paid as severance pay and $26,894 was paid as accrued vacation time following his resignation.
(8)  Represents payments made as an automobile allowance.
(9)  Imputed interest on below market loans.  See "Certain Transactions."

STOCK OPTION GRANTS TABLE

  The following table sets forth, as to the executive officers named in the Summary Compensation Table, information related to the grant of stock options pursuant to the Company's 1998 Long-Term Incentive Plan during the fiscal year ended March 31, 2000.

                         OPTIONS GRANTED IN FISCAL 2000

                                                     INDIVIDUAL GRANTS
                              ---------------------------------------------------------------       POTENTIAL REALIZABLE VALUE
                                                                                                      AT ASSUMED ANNUAL RATES
                                 NUMBER OF          PERCENTAGE OF TOTAL         EXERCISE OR         OF STOCK PRICE APPRECIATION
                                SECURITIES          OPTIONS GRANTED TO        BASE PRICE PER           FOR OPTION TERM($)(4)
                                UNDERLYING          EMPLOYEES IN FISCAL            SHARE        ----------------------------------
NAME                          OPTIONS GRANTED              2000                ($/SHARE)(3)           5%                 10%
----                          ---------------      --------------------      ----------------   --------------       --------------
James R. Lavelle                          0                       0%                     0               0                    0
Daniel E. Jackson                         0                       0%                     0               0                    0
Lorraine E. Vega                          0                       0%                     0               0                    0
Curtis J. Parker                          0                       0%                     0               0                    0
Michael L. Evans(1)                       0                       0%                     0               0                    0
Herbert D. Montgomery(2)                  0                       0%                     0               0                    0

----------------
(1) Mr. Evans resigned as President and Chief Operating Officer on August 31, 1999.
(2) Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999.
(3) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.
(4) The potential realizable value has been determined using market price on the date the options were granted, compounded annually over seven years, net of exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the future value or trading prices of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

STOCK OPTION EXERCISES AND YEAR END VALUES TABLE

  The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to the unexercised options to purchase Common Stock granted under the 1995 and 1998 Long-Term Incentive Plans and held as of March 31, 2000.

                      VALUE OF OPTIONS AT MARCH 31, 2000

                            NUMBER
                              OF                                      NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                            SHARES                               UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           ACQUIRED             VALUE                HELD AT MARCH 31, 2000            AT MARCH 31, 2000 ($)(1)
                              ON              REALIZED         ----------------------------------    -------------------------------
NAME                       EXERCISE              ($)             EXERCISABLE       UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-----                     ----------         ----------        --------------     ---------------    -------------   ---------------
James R. Lavelle                0                   0               266,667           133,333                  0                0
Daniel E. Jackson          37,176              33,617               150,000           100,000                  0                0
Lorraine E. Vega                0                   0                13,125            16,875                  0                0
Curtis J. Parker                0                   0                42,500             5,000                  0                0
Herbert D.                      0                   0                     0                 0                  0                0
 Montgomery(2)
Michael L. Evans(3)             0                   0                     0                 0                  0                0

-----------------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price ($5.8125) of the Company's Common Stock on the New York Stock Exchange on March 31, 2000.
(2) Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999.
(3) Mr. Evans resigned as President and Chief Operating Officer on August 31, 1999.


                EMPLOYMENT AGREEMENTS;  COVENANTS-NOT-TO-COMPETE

  Effective January 5, 2000, the Company entered into new employment agreement with Mr. James R. Lavelle, Cotelligent's Chairman and Chief Executive Officer. The employment agreement for Mr. Lavelle is for a term of three years and, unless terminated or not renewed by him, continues thereafter on a year-to-year basis on the same terms and conditions. Mr. Lavelle's employment agreement provides that, in the event of termination of employment by the Company without cause, he shall be entitled to receive from the Company an amount equal to (i) three times his most recent base annual salary plus (ii) three times his most recent annual bonus (not including any payments made under Cotelligent's Long-Range Bonus Incentive Plan), without regard to whether he obtains subsequent employment. His employment agreements provides that, in the event of a change in control of the Company where he has not received at least five days notice of such change in control, he will be deemed to have been terminated without cause and shall be entitled to compensation as respectively described in the preceding sentence. Additionally, in such event he will not be bound by any non-compete terms in his employment agreement, as discussed below. If given at least five days notice of such change in control, he may elect to terminate his employment agreement and collect the respective compensation provided above.

  Effective January 25, 2000, the Company entered into new employment agreement with Mr. Daniel E. Jackson, Cotelligent's President and Chief Operating Officer. The employment agreement is for a term of two years and, unless terminated or not renewed by him, continues thereafter on a year-to-year basis on the same terms and conditions. Mr. Jackson's employment agreement provides that, in the event of termination of employment by the Company without cause, he shall be entitled to receive from the Company an amount equal to (i) two times his most recent base annual salary plus (ii) two times his most recent annual bonus (not including any payments made under Cotelligent's Long-Range Bonus Incentive Plan), without regard to whether he obtains subsequent employment. His employment agreements provides that, in the event of a change in control of the Company where he has not received at least five days notice of such change in control, he will be deemed to have been terminated without cause and shall be entitled to compensation as respectively described in the preceding sentence. Additionally, in such event he will not be bound by any non-compete terms in his employment agreement, as discussed below. If given at least five days notice of such change in control, he may elect to terminate his employment agreement and collect the respective compensation provided above.

  In the event of a change in control, Mr. Lavelle and Mr. Jackson are entitled to reimbursement for any excise taxes the employee incurs under Section 4999 of the Internal Revenue Code, as well as any interest or penalties related to the excise tax and any entitlements outside of the employment agreement that are described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code. In the employment agreements of both, a "change in control" is deemed to occur if: (1) any person or entity, other than the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company, or an employee benefit plan of Company or a subsidiary of Company, acquires directly or indirectly Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 30% or more of the total voting power of all of the then-outstanding voting securities of the Company; (2) a change in the composition of the individuals on the Board of Directors as a result of which fewer than one-half of the incumbent directors are directors who either (a) had been directors of Company on the date 24 months prior to the date of the event that constitutes a change in control (the "original directors") or (b) were elected, or nominated with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; (3) the consummation of a merger or consolidation of Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of Company immediately prior to such merger, consolidation or other reorganization; or (4) the sale, transfer or other disposition of all or substantially all of the Company's assets.

  The employment agreements of Mr. Lavelle and Mr. Jackson contain a covenant-not-to-compete with the Company for a period of two years immediately following the termination of employment; or, in the case of a termination without cause, for a period of one year following the termination of his employment; or, in the case of a change in control in which the employee is not given at least five days notice of such change in control, the covenant not-to-compete does not apply for any period of time. If any court of competent jurisdiction determines that the scope, time or territorial restrictions contained in the covenant are unreasonable, the covenant-not-to-compete shall be reduced to the maximum period permitted by such court. The compensation to which such employee is entitled shall nonetheless be paid to the employee.

  Annual base salary paid to Mr. Lavelle for the period from April 1, 1999 was increased by the Compensation Committee to $450,000 from $350,000. For the fiscal year 2000, he was eligible for, but did not receive, a bonus. In the fiscal year 2001, he is eligible to receive a bonus based upon achieving certain performance objectives and upon the operating results of the Company, which objectives and results are established by the Compensation Committee. Pursuant to the Long-Range Bonus Incentive Plan, Mr. Lavelle is eligible for bonuses in fiscal years 2003 and 2006 based upon the operating results of the Company.

  Annual base salary paid to Daniel E. Jackson was increased effective April 1, 1999 from $225,000 to $350,000. His annual base salary was increased by the Compensation Committee from $350,000 to $375,000 effective July 1, 1999. For the fiscal year 2000, he was eligible for, but did not receive, a bonus. In the fiscal year 2001, he is eligible to receive a bonus based upon achieving certain performance objectives and upon the operating results of the Company, which objectives and results are established by the

Compensation Committee. Pursuant to the Long-Range Bonus Incentive Plan, Mr. Jackson is eligible for bonuses in fiscal years 2003 and 2006 based upon the operating results of the Company.

  Ms. Lorraine E. Vega and Mr. Curtis J. Parker each executed Change of Control Agreements with the Company in January 2000. Other than the Change of Control Agreement, the Company has not entered into a written employment agreement with either of them. The Change of Control Agreements each provide that in the event of a change in control of the Company where the employee has not received written notice at least five business days prior to the anticipated closing date of the transaction giving rise to the change in control from the successor that such successor is willing and able to confirm continued employment of the employee, or where the successor notifies the employee that they will be demoted or their duties will be significantly limited and the employee notifies the successor that they do not accept such changes in duties, each person shall receive a lump sum payment equal to the amount of their then annual base salary, and all options then unvested to the employee shall vest.

  In the event of a change in control, Ms. Vega and Mr. Parker are entitled to reimbursement for any excise taxes the employee incurs under Section 4999 of the Internal Revenue Code. In the employment agreements of both, a "change in control" is deemed to occur if: (1) any person or entity, other than the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company, or an employee benefit plan of Company or a subsidiary of Company, acquires directly or indirectly Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company (2) the individuals (a) who, as of the effective date of the Company's registration statement with respect to its initial public offering, constitute the Board (the "Original Directors") or
(b) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (c) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) (such individuals being the "Continuing Directors), cease for any reason to constitute a majority of the members of the Board; (3) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding voting securities, or if any such transaction is consummated and stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (4) the liquidation of the Company, or sale, transfer or other disposition of all or substantially all of the Company's assets.

  Prior to his resignation as President and Chief Operating Officer in August, 1999, Michael L. Evans received an annual base salary of $375,000. Upon his resignation, Mr. Evans received a severance payment of $393,000 according to the terms of his employment agreement, and a payment for accrued vacation time of $26,894.

  Prior to his resignation as Senior Vice President, Chief Financial Officer and Treasurer on June 30, 1999, Mr. Herbert D. Montgomery received an annual base salary of $275,000. According to the terms of his employment agreement with the Company, Mr. Montgomery continues to collect severance payments from Cotelligent at an amount equal to his annual base salary. Severance payments continue for the period of time that would have been the term of the employment agreement, three years, but for its termination. Therefore, these payments will terminate on January 26, 2001.

                               PERFORMANCE GRAPH

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock from March 31, 1996 through March 31, 2000, with the cumulative total return on the Russell 2000 Index and the NASDAQ Composite Index. The comparison assumes $100, as of February 14, 1996, the date of the Company's initial public offering (the "Offering"), was invested in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, as applicable. Cotelligent's Offering price of $9.00 was used as the beginning price of the Common Stock. Dates on the following chart represent the last day of the indicated fiscal year. Cotelligent has paid no dividends during the periods shown.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                             [GRAPH APPEARS HERE]


         COMPANY/INDEX            MARCH 31, 1996    MARCH 31, 1997   MARCH 31, 1998    MARCH 31, 1999    MARCH 31, 2000
--------------------------        --------------    --------------   --------------    --------------    ---------------
Cotelligent, Inc.                         $130.55          $102.78           $329.17           $ 98.61           $ 64.59
Russell 2000 Index                        $103.21          $106.52           $149.47           $123.65           $167.63
NASDAQ Composite Index                    $101.23          $112.01           $168.30           $225.67           $419.26


                              CERTAIN TRANSACTIONS

  The Company leases office space for its facilities in Somerset, New Jersey from BFR Properties, a partnership owned by Jeffrey J. Bernardis, a director of the Company, as well as persons who had been principal stockholders of BFR prior to the consummation of the acquisition of BFR by the Company and its subsequent merger into Cotelligent USA, Inc. The annual cost of such rental is approximately $203,000, and the lease ran through March 31, 2000. The Company believes that the rent for such property does not exceed the fair market value thereof.

  The Company has used the services of the law firm of Orrick, Herrington & Sutcliffe, LLP, in which Mr. Baxter, a director of the Company, is a partner, for a variety of matters and intends to continue to do so in the future.

  From May 1996 through early July 1996, the Company advanced to Daniel E. Jackson, President and Chief Operating Officer, $250,000 to facilitate relocation of his residence to Northern California. Of the amount due, there is a remaining balance of $82,500. The remaining balance is evidenced by a demand note. The note is non-interest bearing and the principal balance is due July 15, 2001 or upon termination of employment if prior to the due date.

  Since the beginning of the 2000 fiscal year, the Company has advanced to Mr. Jackson an aggregate amount of approximately $480,000, evidenced by five separate unsecured demand promissory notes, three dated August 11, 1999, one dated September 30, 1999, and one dated November 23, 1999. The purpose of such advances was to cover margin calls made on brokerage accounts held by Mr. Jackson which are secured by shares of the Company. The August 11th notes bear interest annually at a rate of 7.75%, while the two later notes bear interest at 8% and 8.75%, respectively.

  On May 5, 2000, Mr. Jackson repaid $68,270 of principal and $31,730 of interest. On June 30, 2000, Mr. Jackson repaid $182,649 of principal and $5,111 of interest on two of the August 11th notes, extinguishing the amount due on one of the two notes. As of June 30, the notes have an aggregate unpaid principal balance of $311,581 and no accrued unpaid interest, and all will become due and payable in full on various dates between June and November, 2001.

  On March 31, 1996, the Company advanced to James R. Lavelle, Chairman of the Board and Chief Executive Officer of the Company, $37,902, evidenced by an unsecured demand promissory note bearing interest annually at a rate of 6%.
As of June 30, 2000, the amount of interest accrued on the note is $9,804. The entire amount of such advance and interest accrued remains outstanding.

  Since the beginning of the 2000 fiscal year, the Company has advanced to Mr. Lavelle an aggregate amount of $569,000, evidenced by six separate unsecured demand promissory notes, four dated August 11, 1999, one dated September 7, 1999 and one dated October 4, 1999. The purpose of such advances was to cover margin calls made on brokerage accounts held by Mr. Lavelle which are secured by shares of the Company. Two of the August 11th notes bear interest annually at a rate of 7.75%, and two bear interest annually at a rate of 8%. The September 7th and October 4th notes each bear interest at 8.25%.

  On May 1, 2000, Mr. Lavelle repaid $5,911 of principal and $44,090 of interest. On June 30, 2000, Mr. Lavelle repaid $217,890 of principal and $7,426 of interest on the four August 11th notes, extinguishing the amount due on three of the four notes. As of June 30, 2000, the notes have an aggregate unpaid principal balance of $373,683 and no accrued unpaid interest, and all will become due and payable in full on various dates between August and October, 2001.

  Since the beginning of the 2000 fiscal year, the Company advanced to Michael L. Evans, former President and Chief Operating Officer of the Company, an aggregate amount of $455,649, evidenced by five separate deed of trust notes, each dated September 1, 1999, and each bearing interest annually at a rate of 8.25%. As of June 30, 2000, the accrued interest on the notes was approximately $31,639. The aggregate amount of such advances remain outstanding and are all due in full August 31, 2000. The advances to Mr. Evans are secured by a second security interest in property owned by Mr. Evans. The purpose of such advances was to cover margin calls made on brokerage accounts held by Mr. Evans which are secured by shares of the Company.

  Mr. Lavelle and Mr. Jackson each held during the fiscal year 2000 a 25% share in, and were each directors of, Lexar Capital Management, LLC, which was the general partner of Lexar Capital Partners I ("LCP I"), a small venture capital fund. In September 1998, LCP I became a 33% shareholder in MarketDrive Interactive, Inc. ("MarketDrive"), an internet technology company. Messrs. Lavelle and Jackson served as directors of MarketDrive. In January 1999, Cotelligent USA, Inc., a wholly owned subsidiary of the Company, entered into an agreement (the "Agreement") with MarketDrive to provide certain consulting services to MarketDrive. The Agreement, negotiated at arms length, provided for the provision of services at rates typical of those charged to other clients of the Company for comparable services. In September 1999, the Company invested $250,000 in MarketDrive, acquiring shares of MarketDrive's Class A common stock in return. In April 2000, MarketDrive was acquired by Classified

Ventures, Inc. ("Classified Ventures"), an independent company unaffiliated with Mr. Lavelle, Mr. Jackson or the Company, and Mr. Lavelle, Mr. Jackson and the Company each received shares in Classified Ventures, Inc. in return for their interests in MarketDrive. The shares of Mr. Lavelle, Mr. Jackson and the Company in Classified Ventures, taken separately or added together, are a minority interest in Classified Ventures, unable to exert control over it. As of June 21, 2000, Classified Ventures, Inc. owed the Company approximately $527,000 for services rendered by the Company.

  On September 8, 1999, the stockholders approved the Cotelligent, Inc. 1999 Leveraged Stock Purchase Plan (the "LSPP") which authorizes the purchase of shares of Common Stock by eligible employees who are selected by the Compensation Committee of the Board (the "Committee") to participate in the LSPP on terms and conditions determined by the Committee. Since the LSPP's inception through March 31, 2000, Mr. Lavelle was issued 750,000 shares and Mr. Jackson was issued 736,842 shares. Shares issued under the LSPP resulted in notes receivable from Mr. Lavelle for $2,671,875 at 5.93% interest and from Mr. Jackson for $2,625,000 at 5.93% interest. The total principal amount of the notes remain outstanding. The notes (1) are secured by the pledge of Cotelligent stock issued; (2) are full recourse as to the employee, except that in the case of death, disability, termination by the Company without cause or a change of control of the Company, recourse against the employees is limited to the pledged stock; and (3) have a term of five years from date of issuance, provided that if the stock is sold, the loan shall be prepaid, and if the stock is not sold, the loan may not be prepaid. The stock issued under the LSPP is restricted from sale in the open market for a period of two years from the date of issuance, provided, however, that in the case of death, disability, termination by the Company without cause or change of control of the Company, the stock may be sold and the proceeds used to repay the loan.

 APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR PURCHASE BY EMPLOYEES UNDER THE COTELLIGENT, INC. EMPLOYEE STOCK PURCHASE PLAN
                            FROM 300,000 TO 950,000

APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES TO 950,000

Since 1996, the Company has maintained the Employee Stock Purchase Plan (the "Stock Purchase Plan"), for the purpose of encouraging employee participation in the ownership of the Company by offering eligible employees of the Company and its subsidiaries an opportunity to purchase shares of Common Stock of the Company at a discount through payroll deductions. All 300,000 shares of Common Stock originally reserved under the Stock Purchase Plan have been issued. The Board of Directors amended the Stock Purchase Plan, effective October 31, 1999, to increase the number of shares of Common Stock available for issuance from 300,000 to 950,000 shares. In order to preserve favorable tax treatment available to participants in the Stock Purchase Plan the amendment is being submitted to stockholders for their approval.

DESCRIPTION OF THE STOCK PURCHASE PLAN

The Stock Purchase Plan, and the description of the Stock Purchase Plan contained herein, is qualified in its entirety by reference to the Stock Purchase Plan which is attached hereto as Exhibit A.

Under the Stock Purchase Plan, eligible employees of the Company and its subsidiaries may participate by electing to have payroll deductions made in an amount of not less than 1% nor more than 7% of the employee's compensation, provided that the Market Value (as defined in the Stock Purchase Plan) of Common Stock (determined at the beginning of each Purchase Period) purchased in any year may not exceed $25,000. All permanent full-time employees will be eligible to participate upon completion of 180 days of continuing employment. However, any beneficial owner of 5% or more of the Common Stock shall not be eligible to participate.

Eligible employees may elect to participate by delivering a completed purchase agreement prior to the beginning of each three-month "Purchase Period". At the end of each Purchase Period, each participant's payroll deductions are applied to acquire Common Stock at a price equal to 85% of the Market Value of the Common Stock on either the first day or the last day of the Purchase Period, whichever is lower. Shares purchased under the Stock Purchase Plan may not be sold or otherwise disposed of for a period of six months from the last day of the Purchase Period (the "Exercise Date").

Employees may voluntarily withdraw from participation in the Stock Purchase Plan by notifying the Company at such time in advance as the committee designated to administer the Stock Purchase Plan shall determine. An employee's participation shall cease upon termination of employment for any reason, or otherwise if such employee no longer qualifies as an eligible employee. Upon any withdrawal from participation, all payroll deductions not applied to purchase Common Stock will be returned to the employee (except in the case of certain inactive employees who are awaiting assignment).

The number of shares of Common Stock reserved for purchase under the Stock Purchase Plan, as amended, is 950,000. Except pursuant to an adjustment as a result of a change in the Company's capital structure, the number of shares of Common Stock reserved for purchase under the Stock Purchase Plan will not be decreased as a result of a decrease in the number of shares outstanding. Such reserved shares may be made available by the Company from either authorized and unissued shares or treasury shares.

The Stock Purchase Plan may be amended in any respect at any time by the Board of Directors, except that where stockholder approval is necessary or desirable to comply with applicable law, such amendment shall be conditional on such approval. The Stock Purchase Plan may be terminated at any time by the Board of Directors.

FEDERAL INCOME TAX CONSIDERATIONS

Subject to the stockholders' approval of the amendment, the Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and it is intended to comply with the provisions of Sections 421 and 424 of the Code as well. The following discussion is intended for the information of stockholders considering how to vote their shares, and not as tax guidance to individuals who participate in the Stock Purchase Plan.

Under Section 423 of the Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of Common Stock pursuant to the Stock Purchase Plan until the year in which the participant sells or otherwise disposes of the shares, or, if earlier, the year in which the participant dies. If the shares are sold or otherwise disposed of prior to a participant's death, then the income tax consequences will depend upon whether or not the shares are sold within two years after the applicable Offering Date.

If the shares are sold or disposed of more than two years after the applicable Offering Date, then the participant will recognize ordinary income in an amount equal to the lesser of (i) 15% of the fair market value of the shares on the applicable Offering Date, or (ii) the amount by which the fair market value of the shares at the time of such sale or disposition exceeds the amount paid for the shares, and the Company will not be entitled to any income tax deduction.
If the shares are sold or otherwise disposed of within two years after the applicable Offering Date, a participant will generally recognize ordinary income in the amount by which the fair market value of the shares on the applicable Exercise Date exceeds the amount paid for the shares, and the Company will be entitled to a corresponding income tax deduction.

In either case, the participant may also have a capital gain or loss (long- term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale).

In the event of the death of a participant prior to a sale or other disposition of the shares (whether or not within two years after the applicable Offering
Date), a participant will be subject to ordinary income tax in an amount equal to the lesser of (i) 15% of the fair market value of the shares on the applicable Offering Date, or (ii) the amount, if any, by which the fair market value of the shares as of the date of death exceeds the amount actually paid for the shares.

Should the shareholders fail to approve the amendment, in all cases a participant will recognize ordinary income on each Exercise Date in an amount by which the fair market value of the Shares purchased on such date exceeds the purchase price paid for such shares, and the Company will be entitled to a corresponding income tax deduction.

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY EMPLOYEE STOCK PURCHASE PLAN.

        SELECTION OF ARTHUR ANDERSEN LLP AS CERTIFIED PUBLIC ACCOUNTANTS

  On September 8, 1999, the shareholders of the Company approved the appointment of Arthur Andersen LLP ("Arthur Andersen") to serve as the Company's independent certified public accountants to audit the Company's financial statements for the fiscal year ending March 31, 2000. Arthur Anderson audited the Company's financial statements for the fiscal year ending March 31, 2000.

  Since the appointment of Arthur Andersen, there have been no disagreements between the Company and Arthur Andersen regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report.

  Representatives of Arthur Andersen are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The affirmative vote of a majority of the Common Stock of the Company present, in person or by proxy, and entitled to vote at the meeting is required for the approval of the selection of Arthur Andersen as the Company's independent certified public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by the Company with respect to fiscal 2000, or written representations from certain reporting persons, to the best of the Company's knowledge, all forms were filed on a timely basis.


                             STOCKHOLDER PROPOSALS

  The Company has changed its fiscal year to end on December 31, and, therefore, the Annual Meeting of Stockholders is expected to occur in May or June of 2001. As a result, stockholders may present proposals for inclusion in the Company's fiscal 2001 proxy statement provided they are received by the Company no later than January 1, 2001 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

  Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote pursuant to the Proxy in accordance with their best judgment on such matters.

  A copy of the Company's most recent Annual Report on Form 10-K will be made available without charge upon written request to: Cotelligent, Inc., 101 California Street, Suite 2050, San Francisco, California 94111, Attention:
Investor Relations Administrator.

                               OTHER INFORMATION

  The cost of solicitation of Proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.



                                                   Lorraine E. Vega
                                                   Secretary


San Francisco, California
July 28, 2000

                                                                       Exhibit A

                               COTELLIGENT, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
               (including amendments through Octeober 31, 1999)

                                   ARTICLE I
                                 Introduction

          Sec. 1.01 Statement of Purpose. The purpose of the Cotelligent, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Common Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company.

          Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.


                                  ARTICLE II
                                  Definitions


          Sec. 2.01 "Administrative Committee" means the committee appointed by the Board to administer the Plan, as provided in Section 6.04 hereof.

          Sec. 2.02  "Board" means the Board of Directors of the Company.

          Sec. 2.03  "Code" means the Internal Revenue Code of 1986, as amended.

          Sec. 2.04  "Company" means Cotelligent, Inc., a Delaware corporation.

          Sec. 2.05 "Compensation" means the total remuneration paid, during the period of reference, to an Employee by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses, commissions and vacation pay, to which has been added (a) any elective deferral amounts by which the Employee has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Employee, expense reimbursements of all types, payments in lieu of expenses, the Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, and any amounts accrued for the benefit of Employee, but not paid, during the period of reference.

          Sec. 2.06 "Continuous Service" means the period of time during which the Employee has been employed by the Company or a Subsidiary and during which there has been no interruption of Employee's employment by the Company. For this purpose, periods during which an Employee is on Temporary Inactive Status shall not be considered to be interruptions of Continuous Service. If determined by the Administrative Committee, periods of service with an entity prior to its becoming a Subsidiary shall be taken into account.

          Sec. 2.07 "Effective Date" shall mean August 16, 1996, if within twelve months of that date, the Plan is or has been approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of Common Stock of the Company outstanding.

          Sec. 2.08  "Eligible Employee" means each person who:

               (a) is an Employee whose customary employment is for more than 20 hours per week and more than 5 months in any calendar year;

               (b) is an Employee on the Effective Date, or otherwise has completed at least 180 days of Continuous Service; and

               (c) is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

          Sec. 2.09 "Employee" means each person employed by the Company or a Subsidiary.

          Sec. 2.10  "Exercise Date" means the last day of each Purchase Period.

          Sec. 2.11 "Market Value" means, with respect to Stock, the fair market value of such Stock, determined by such methods or procedures as shall be established from time to time by the Administrative Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

          Sec. 2.12 "Offering" means the offering of shares of Stock under the Plan.

          Sec. 2.13 "Offering Date" means the first business day of each February, May, August and November during which the Plan is in effect, or such dates as may otherwise be specified by the Administrative Committee, provided, however, that the first Offering Date shall be the Effective Date and the next subsequent Offering Date shall be November 1, 1996.

          Sec. 2.14 "Participant" means each Eligible Employee who elects to participate in the Plan.

          Sec. 2.15 "Plan" means the Cotelligent, Inc. Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

          Sec. 2.16 "Purchase Agreement" means the document prescribed by the Administrative Committee pursuant to which an Eligible Employee has enrolled to be a Participant.

          Sec. 2.17 "Purchase Period" means the period beginning on an Offering Date and ending on the business day preceding the next following Offering Date.

          Sec. 2.18  "Purchase Price" means such term as it is defined in
Section 4.03 hereof.

          Sec. 2.19  "Stock" means Common Stock of the Company.

          Sec. 2.20 "Stock Purchase Account" means a noninterest bearing account consisting of all amounts withheld from an Employee's compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Employee under the Plan.

          Sec. 2.21 "Subsidiary" shall mean a corporation described in section 424(f) of the Code that has, with the permission of the Board, adopted the Plan.

          Sec. 2.22 "Temporary Inactive Status" shall describe the status of a former hourly Employee whose employment was terminated upon completion of an assignment for the Company or a Subsidiary, for so long as such former Employee
(i) remains available for future assignments with the Company or a Subsidiary,
(ii) has not, directly or indirectly, accepted an assignment from or a position with an entity unaffiliated with the Company and its Subsidiaries, and (iii) otherwise remains in good standing with the Company and its Subsidiaries.

                                  ARTICLE III
                          Admission to Participation


          Sec. 3.01 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrative Committee a Purchase Agreement at such time in advance and on such forms as prescribed by the Administrative Committee. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Administrative Committee receives from the Eligible Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period to another unless notice is given pursuant to Section 3.02.

          Sec. 3.02 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Administrative Committee at such time in advance as the Administrative Committee may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to his credit in his Stock Purchase Account.

          Sec. 3.03 Involuntary Discontinuance of Participation. If a Participant ceases to be an Eligible Employee, the entire amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to him. Notwithstanding the foregoing, should a Participant cease to be an Eligible Employee by reason of acquiring Temporary Inactive Status, such Participant may continue to participate through the end of the Purchase Period during which such status was acquired with respect to payroll deductions attributable to the portion of the Purchase Period prior to the time such status was acquired.

          Sec. 3.04 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period by executing and filing with the Administrative Committee, at such time in advance as the Administrative Committee shall determine, a new Purchase Agreement on forms provided by the Administrative Committee. Reinstatement to Participant status shall be effective no earlier than the Offering Date that occurs six months following the Exercise Date for the Purchase Period in which the Eligible Employee discontinued participation. Notwithstanding the foregoing, readmission of any Eligible Employee may be suspended for such time as may be necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

                                  ARTICLE IV
                                Stock Purchase


          Sec. 4.01 Reservation of Shares. There shall be 950,000 shares of Stock reserved for the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section
5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

          Sec. 4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the least of (a) the number of shares of Stock that can be purchased by applying the full balance of his Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), or (b) the Participant's proportionate part of the maximum number of whole shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of section 423(b)(3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such 5%. Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before that Offering Date).

          Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be the sum of (a) 85% of the Market Value of such share on the Offering Date on which such Offering commences or on the Exercise Date on which such Offering expires, whichever is lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than the par value of the Stock.

          Sec. 4.04  Exercise of Purchase Privilege.

               (a) Subject to the provisions of Section 4.02 above, if on the date of the last paycheck of a Participant issued prior to any Exercise Date there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock, as can be purchased with the entire amount standing to the Participant's credit in his Stock Purchase Account on such paycheck issue date. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

               (b) Any amount remaining in the Stock Purchase Account on the Exercise Date after the purchase of the maximum number of whole shares shall remain in the Stock Purchase Account to the credit of the Participant and applied to purchase additional shares of Stock on subsequent Exercise Dates.

               (c) Notwithstanding anything contained herein to the contrary, a Participant may not during any calendar year purchase shares of Stock having an aggregate Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000.

          Sec. 4.05 Establishment of Stock Purchase Account. Each Participant shall authorize payroll deductions from Compensation for the purposes of funding his Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his Compensation during a Purchase Period, which deduction shall be not less than 1% nor more than 7% of the gross amount of such payment, subject to Section 4.04(c). Subject to Section 3.02, a Participant may not reduce or increase his payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof at such time preceding the Offering Date on which such subsequent Offering commences as the Administrative Committee shall determine.

          Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in his Stock Purchase Account on the date of the last paycheck issued to the Participant prior to the Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

          Sec. 4.07  Share Ownership; Issuance of Certificates.

               (a) The shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrative Committee.

               (b) The Administrative Committee, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company (i) by issuing and delivering to the Participant a certificate for the number of whole shares of Stock purchased by such Participant on an Exercise Date or during a calendar year, or (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during a calendar year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Administrative Committee from time to time, which shares shall be maintained by such member firm in separate brokerage accounts of each Participant, or (iii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during the calendar year to a bank or trust company or affiliate thereof, as selected by the Administrative Committee from time to time, which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant or, if he designates on his Stock Purchase Agreement, in his name jointly with his spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account in his name as tenant in common with his spouse, without right of survivorship. Such designation may be changed by filing a notice thereof signed by the Participant and his spouse. Such spouse shall be bound by all of the terms and conditions of the Plan as if such spouse were a Participant.

          Sec. 4.08 Restrictions on Resale. Stock acquired under the Plan may not be sold or otherwise disposed of for at least six months after the Exercise date on which the shares were acquired, except in the case of death or disability. Any Stock certificates delivered to a Participant prior to the expiration of such six month period shall contain a legend to reflect such restriction.

                                   ARTICLE V
                              Special Adjustments


          Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

               (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

               (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

               (c) Any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

          Sec. 5.02 Antidilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board.

          Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain to and apply to the shares of stock of the Company or the survivor. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him.

                                  ARTICLE VI
                                 Miscellaneous

          Sec. 6.01 Nonalienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

          Sec. 6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

          Sec. 6.03 Collection of Taxes. The Company shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Stock hereunder, or the subsequent sale or disposition of such Stock, and the Administrative Committee shall institute such mechanisms as shall insure the collection of such taxes.

          Sec. 6.04 Administrative Committee. The Compensation Committee of the Board shall appoint an Administrative Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Administrative Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

          Sec. 6.05 Amendment of the Plan. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted to him.

          Sec. 6.06 Termination of the Plan. The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his Stock Purchase Account shall be refunded to him.

          Sec. 6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

          Sec. 6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee.

          Sec. 6.09 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

          Sec. 6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

          Sec. 6.11 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

                                  DETACH HERE

                                     PROXY

                               COTELLIGENT, INC.

                       101 California Street, Suite 2050
                       San Francisco, California  94111

This Proxy is solicited on behalf of the Board of Directors of Cotelligent, Inc., a Delaware corporation (the "Company" or "Cotelligent") for use only at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency, San Francisco, 5 Embarcadero Center, California on the 6th day of September, 2000 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy and accompanying Proxy Statement will first be given or sent to stockholders is August 4, 2000.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE


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
VOTE BY TELEPHONE                                                       VOTE BY INTERNET

Its fast, convenient and immediate!                                     Its fast, convenient and your vote is
Call Toll-Free on a Touch-Tone Phone                                    immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

-------------------------------------------------                       ---------------------------------------------------------
Follow these four easy steps:                                           Follow these four easy steps:

1. Read the accompanying Proxy                                          1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.                                    Statement/Prospectus and Proxy Card.

2. Call the toll-free number                                            2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683). For                                    http://www.eproxyvote.com/cgz
   shareholders residing outside the United
   States call collect on a touch-tone phone                            3. Enter your 14-digit Voter Control Number
   1-201-536-8073.                                                         located on your Proxy Card above your name.

3. Enter your 14-digit Voter Control Number                             4. Follow the instructions provided.
   located on your Proxy Card above your name.

4. Follow the recorded instructions.
-------------------------------------------------                       ---------------------------------------------------------
Your vote is important!                                                 Your vote is important!
Call 1-877-PRX-VOTE anytime!                                            Go to http://www.eproxyvote.com/cgz anytime!

   Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE

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
[X] Please mark                                                                                                          ____
    votes as in                                                                                                             |
    this example.                                                                                                           |


    1. Election of Directors                                       2. To approve the increase in the       FOR   AGAINST   ABSTAIN
       Nominees: (01) Anthony M. Frank, (02) James R. Lavelle,        number of shares available for       [ ]     [ ]       [ ]
       (03) Ralph H. Baxter, Jr., each for a three year term.         purchase by employees under the
                                                                      Cotelligent, Inc. Employee Stock
                        FOR             WITHHELD                      Purchase Plan from 300,000 to
                        [ ]               [ ]                         950,000.

    [ ] _______________________________________                    3. To approve the appointment of        FOR   AGAINST   ABSTAIN
        For all nominees expect as noted above                        Arthur Andersen LLP as the           [ ]     [ ]       [ ]
                                                                      Company's independent certified
                                                                      public accountants.

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]



Signature:__________________________________ Date:__________________  Signature:_______________________________ Date:______________
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